Exhibit 99
                    CNB HOLDINGS, INC. SUBSCRIPTION AGREEMENT

TO:       CNB Holdings, Inc.
          900 Memorial Drive
          P.O. Box 1060
          Pulaski, Virginia 24301
          Attention:  Stock Offering

          Telephone No.:  (540) 994-0831

Gentlemen:

         You have informed me that CNB Holdings, Inc., a Virginia corporation (the "Company"), is offering up to 330,000 shares of its Common Stock (the "Common Stock") at a price of $9.00 per share, payable as provided herein and as described in and offered pursuant to the Prospectus furnished to the undersigned herewith (the "Prospectus").

         1. Subscription. Subject to the terms and conditions hereof, the undersigned hereby tenders this subscription, together with payment in United States currency by check, bank draft or money order payable to Crestar Bank, as Escrow Agent for CNB Holdings, Inc. (the "Funds"), representing the payment of $9.00 per share for the number of shares of the Common Stock indicated below and agrees to purchase the shares of Common Stock subscribed for herein. The total subscription price must be paid at the time the Subscription Agreement is executed.

         2. Acceptance of Subscription. It is understood and agreed that the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. The Company may reduce the number of shares for which the undersigned has subscribed, indicating acceptance of less than all of the shares subscribed on its written form of acceptance.

         3. Acknowledgments. The undersigned hereby acknowledges that he or she has received a copy of the Prospectus and understands and agrees that this Subscription Agreement and the Prospectus contain the entire agreement between the undersigned and the Company with respect to the offering and the sale of the shares of Common Stock to the undersigned.

         4. Revocation. The undersigned agrees that once this Subscription Agreement is tendered to the Company, it may not be withdrawn by the undersigned except with the consent of the Company and that this Agreement shall survive the death or disability of the undersigned.

BY EXECUTING THIS AGREEMENT, THE SUBSCRIBER IS NOT WAIVING ANY RIGHTS HE OR SHE MAY HAVE UNDER FEDERAL SECURITIES LAWS, INCLUDING THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


         Please indicate in the space provided below the exact name or names and addresses in which the stock certificate representing shares subscribed for hereunder should be registered.


------------------------------              -------------------------------
Number of Shares Subscribed for             Name or Names of Subscribers
(minimum 100 shares)                                 (Please Print)


$-----------------------------              -------------------------------
 Total Subscription Price at $9.00          Please indicate form of ownership
 per share (funds enclosed)                 desired (individual, joint tenants,
                                            with right of survivorship,
                                            tenants in common, trust,
                                            corporation, partnership,
                                            custodian, etc.)

Date: _________________                     __________________________________
                                                Signature of Subscriber*

                                            ----------------------------------
                                                  Signature of Subscriber
                                                    (if more than one)

---------------------                       ----------------------------------
Social Security Number(s)                   Street Address
Federal Taxpayer
Identification Number(s)                    __________________________________
of Subscriber(s)                               City, State and Zip Code

                                            ----------------------------------
                                              Area Code and Telephone Number


          *When signing as attorney, trustee, administrator or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In the case of joint tenants or tenants in common, each proposed owner must sign.


TO BE COMPLETED BY THE COMPANY:

          Accepted as of ___________________, 199__, as to _________________
shares.


                                         CNB HOLDINGS, INC.



                                         By:__________________________________

                      FEDERAL INCOME TAX BACKUP WITHHOLDING

          In order to prevent the application of federal income tax backup withholding, each subscriber must provide the Escrow Agent with a correct Taxpayer Identification Number ("TIN"). An individual's social security number is his or her TIN. The TIN should be provided in the space provided in the Substitute Form W-9, which is set forth below.

          Under federal income tax law, any person who is required to furnish his or her correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50 penalty imposed by the IRS.

          If backup withholding applies, the Escrow Agent is required to withhold 31% of payments of dividends or interest made to such subscriber. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.

          If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, "Applied For" should be written in the space provided for the TIN on the Substitute Form W-9. In such case, if the Escrow Agent is not provided with a TIN within 60 days, the Escrow Agent will withhold 31% of dividend or interest payments thereafter made to each subscriber until a TIN is provided to the Escrow Agent.

                               SUBSTITUTE FORM W-9

          Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

          You must cross out item (2) above if you have been notified by the IRS that you are subject to withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Each Subscriber Should Complete this Section.

---------------------------------           ---------------------------------
Signature of Subscriber                          Signature of Subscriber

---------------------------------           ---------------------------------
Printed Name                                        Printed Name

---------------------------------           ---------------------------------
Social Security or Employer                       Social Security or Employer
Identification No.                                Identification No.